EXECUTION VERSION
GREIF LUXEMBOURG FINANCE S.C.A.
as Issuer
GREIF, INC.
as Guarantor
7.375% SENIOR NOTES DUE 2021
INDENTURE
Dated as of July 15, 2011
THE BANK OF NEW YORK MELLON
as Trustee and Principal Paying Agent
THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Transfer Agent, Registrar and Luxembourg Paying Agent

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EXHIBITS

Exhibit A	FORM OF NOTES
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of July 15, 2011 among Greif Luxembourg Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg on June 29, 2011, with its registered office located at 15, rue Jean-Pierre Kommes, L-6988 Hostert, Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-161823 (the “Issuer”), Greif, Inc., a Delaware corporation (the “Company”), The Bank of New York Mellon, as trustee (the “Trustee”) and principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as transfer agent, registrar and Luxembourg paying agent.
The Issuer, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7.375% Senior Notes due 2021 (the “Notes”):
ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the respective Depositary therefor or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Additional Notes” means additional notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Authentication Agent, Registrar, co-registrar, Transfer Agent, Principal Paying Agent, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of:
(a) the present value at such redemption date of the sum of all required remaining principal and interest payments due on such Note (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over
(b) the then outstanding principal amount of such Note as calculated by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate. For the avoidance of doubt, calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or Paying Agents.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means (i) for the purposes of the Issuer and the Subsidiary Guarantors, if any, any bankruptcy, insolvency or other similar statute (including, without limitation, Luxembourg insolvency laws), regulation or provision of any jurisdiction in which the Issuer and each Subsidiary Guarantor, if any, are organized or conducting business, (ii) for purposes of the Company, any bankruptcy, insolvency or other similar statute (including, without limitation, Title 11, U.S. Code or any similar federal or state law for the relief of debtors), regulation or provision of any jurisdiction in which the Company is organized or conducting business and (iii) for purposes of the Trustee, any bankruptcy, insolvency or similar statute, regulation or provision of any jurisdiction in which the Trustee is organized.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof;
(2) with respect to a partnership, the board of directors of the general partner of the partnership;
(3) with respect to a limited liability company, the board of managers of the limited liability company; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Bund Rate” means, as of any redemption date, the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:
(1) “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to July 15, 2021, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the notes and of a maturity most nearly equal to July 15, 2021; provided, however, that, if the period from such redemption date to July 15, 2021 is less than one year, a fixed maturity of one year shall be used;
(2) “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;
(3) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in good faith; and
(4) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, Luxembourg or New York or a place of payment under this Indenture are authorized or required by law to close.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding any debt securities convertible into such equity securities.
“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Change of Control” means the occurrence of any of the following events:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act or any successor provisions to either of the foregoing) of persons, other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or
(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or a Person of which one or more of the Permitted Holders own more than 50% of the voting power) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders or a Person of which one or more of the Permitted Holders own more than 50% of the voting power) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:
(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and
(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or
(d) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.
“Clearstream” means Clearstream Banking S.A., a société anonyme as currently in effect or any successor securities clearing agency.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Depositary” means a depositary common to Euroclear and Clearstream, being initially The Bank of New York Mellon, together with its successors in such capacity.
“Company” means the party named as such in the preamble to this Indenture, and any and all successors thereto.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee or successor trustee may give notice to the Issuer.
“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 29, 2010, among the Company, the Subsidiaries party thereto, Bank of America, N.A., as administrative agent, and the lenders and agents party thereto, as amended (including the amendment dated as of June 22, 2011), restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original agents, lenders or otherwise), renewed, restructured, repaid, refunded, refinanced or otherwise modified from time to time (such replacement, renewal, restructuring, repaying, refunding, refinancing or modification may be successive or non-successive), including by means of one or more other credit agreements, loan agreements, note agreements, promissory notes, indentures or other agreements or instruments evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to extend, increase or refinance in whole or in part the Indebtedness and other obligations outstanding.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.
“Custodian” means, in the case of any Global Note held through Euroclear or Clearstream, the Common Depositary.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global Note, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.
“Euro MTF Market” means the Euro MTF, the alternative market of the Luxembourg Stock Exchange, which is not a regulated market within the meaning of the Directive 2004/39/EU of the European Parliament and of the Council of 21 April 2004 concerning markets in financial instruments.
“Euroclear” means Euroclear Bank S.A./N.V. or any successor clearing agency.
“European Government Obligations” means direct obligations of, or obligations guaranteed by, a member state of the European Union, and the payment for which such member state of the European Union pledges its full faith and credit.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.
“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, the Global Notes issued in accordance with Section 2.01 or 2.06 hereof.
“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
“Guarantee” means the Parent Guarantee and the Subsidiary Guarantees, if any.
“Guarantor” means the Company and the Subsidiary Guarantors, if any.
“Holder” means a Person in whose name a Note is registered.
“Indebtedness” means with respect to any Person, without duplication,
(1) all Obligations of such Person for borrowed money;
(2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) all Capitalized Lease Obligations of such Person;
(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and indemnification obligations and obligations under agreements relating to the sale or acquisition of assets or equity);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;
(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;
(8) all Obligations under currency agreements and interest swap agreements of such Person; and
(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the €200.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Interest Payment Date” means January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.
“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for value of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of. “Investments” shall exclude extensions of trade credit by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Company’s corporate family rating for reasons outside of the control of the Company, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).
“Issue Date” means July 15, 2011.
“Issuer” means the party named as such in the preamble to this Indenture, and any and all successors thereto.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Tangible Assets” means, at any date, the aggregate amount of assets (less applicable reserves required by GAAP and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all of the foregoing as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries computed in accordance with GAAP.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” has the meaning assigned to it in the preamble to this Indenture. With respect to each class of Notes issued hereunder, the Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture (except as specifically set forth herein), and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means that offering memorandum, dated as of July 8, 2011, relating to the Initial Notes.
“Officer” means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer or Treasurer of such Person or a responsible accounting or financial officer of such Person. With respect to the Issuer, “Officer” means its general partner.
“Officer’s Certificate” means a certificate signed by an Officer; provided that each certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(1) a statement that the Person making such certificate has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
(3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Opinion of Counsel” means an opinion from legal counsel reasonably satisfactory to the Trustee that meets the requirements of Section 12.05 hereof. Such counsel may be an employee of or counsel to the Company or any Subsidiary.
“Parent Guarantee” means the guarantee of the Notes by the Company.
“Participant” means, with respect to any Depositary, a Person who is a participant of or has an account with such Depositary.
“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer.
“Permitted Holders” means (i) All Life Foundation, Naomi C. Dempsey Charitable Lead Annuity Trust, Naomi C. Dempsey, Michael H. Dempsey, Patricia M. Dempsey, Judith Dempsey Hook, Mary Dempsey McAlpin and Virginia Dempsey Ragan; (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any person listed in clause (i) and any adopted children and blood relative thereof; (iii) the executors and administrators of the estate of any person listed in clauses (i) and (ii) and any court appointed guardian of any person listed in clauses (i) or (ii); (iv) any trust, family partnership or similar investment entity for the benefit of (A) any person listed in clauses (i) or (ii), or (B) any other person (including for charitable purposes) so long as one or more members of the group consisting of the Permitted Holders have the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity; and (v) any employee or retiree benefit plan sponsored by the Company.
“Permitted Indebtedness” means, without duplication, each of the following:
(1) guarantees of Indebtedness and other Obligations incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed the greater of $1,500.0 million and 20% of Total Assets;
(2) guarantees of other Indebtedness of the Company and its Restricted Subsidiaries outstanding on January 26, 2007 reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;
(3) guarantees of Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates; and
(4) guarantees of Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Principal Property” means any mill, manufacturing plant, manufacturing facility or timberlands owned by the Company or one or more of its Restricted Subsidiaries and located within the continental United States, but does not include any such mill, plant, facility or timberland which in the opinion of the Board of Directors of the Company is not of material importance to the total business of the Company and its Restricted Subsidiaries as an entirety.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Record Date” means, for the purpose of any redemption payment or other event or transaction in which Holders have a right to receive any cash, securities or other property, the date fixed for determining the Holders entitled to receive such ash, securities or other property.
“Regulation S” means Regulation S promulgated under the U.S. Securities Act.
“Regulation S Global Note” means a Global Note bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of the respective Depositary (or the common depositary) therefor and registered in the name of the respective Depositary (or the common depositary) therefor or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.
“Responsible Officer” means any officer within the corporate trust and agency department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means (i) a Subsidiary substantially all of the property of which is located within the continental United States of America and which itself, or with the Company or one or more other Restricted Subsidiaries, owns a Principal Property and (ii) the Issuer.
“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.
“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.
“Rule 902” means Rule 902 promulgated under the U.S. Securities Act.
“Rule 903” means Rule 903 promulgated under the U.S. Securities Act.
“Rule 904” means Rule 904 promulgated the U.S. Securities Act.
“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, and its successors.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any properties or assets of the Company and/or such Restricted Subsidiary (except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which properties or assets have been or are to be sold or transferred by the Company or such Restricted Subsidiary to such Person which lease shall occur within 180 days after such sale or transfer.
“SEC” means the U.S. Securities and Exchange Commission.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Subsidiary” means any Person a majority of the outstanding Voting Stock of which is owned or controlled by the Company or by one or more other subsidiaries and which is consolidated in the Company’s accounts.
“Subsidiary Guarantee” means each Guarantee by a Subsidiary Guarantor of the Company’s payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.
“Subsidiary Guarantor” means any Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and its successors and assigns until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other additions thereto and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax). “Taxes” and “Taxation” shall be construed to have corresponding meanings.
“Total Assets” means, at any date, the aggregate amount of assets as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“U.S. Person” means a U.S. Person as defined in Rule 902.
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02 Other Definitions.

Defined in
Term	Section
“Additional Amounts”	2.13
“Authentication Order”	2.02
“Authorized Person”	7.11
“Authorized Agent”	12.09
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Instructions”	7.11
“Judgment Currency”	2.14
“Legal Defeasance”	8.02
“lien”	4.04
“Losses”	7.11
“Luxembourg Paying Agent”	2.03
“Outstanding Notes”	2.08
“Paying Agent”	2.03
“Registrar”	2.03
“Replacement Agent”	12.09
“Successor Company”	5.01
“Successor Greif”	5.01
“Tax Jurisdiction”	2.13
“Tax Redemption Date”	3.09
“Value”	4.05
Section 1.03 Rules of Construction.
Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) “or” is not exclusive;
(4) “including” means including without limitation;
(5) words in the singular include the plural, and in the plural include the singular;
(6) “will” shall be interpreted to express a command;
(7) provisions apply to successive events and transactions; and
(8) references to sections of or rules under the U.S. Securities Act will be deemed to include substitute, replacement successor sections or rules adopted by the SEC from time to time.
Section 1.04 Acts of Holders.
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act of Holders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
(c) Any request, demand, authorization, direction, notice, consent, waiver or other act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
(d) If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act of a Holder, the Issuer may, at its option, by or pursuant to a board resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act of a Holder, but the Issuer shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act of a Holder may be given before or after such Record Date, but only the Holders of record at the close of business on such Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act of a Holder, and for that purpose the Outstanding Notes shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the Record Date.
ARTICLE 2.
THE NOTES
Section 2.01 Form and Dating.
(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Initial Notes will initially be represented by the Global Notes. Each Note will be dated the date of its authentication. The Notes shall be in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The Global Notes will be deposited with, or on behalf of, the Common Depositary for the accounts of Euroclear and Clearstream and registered in the name of the nominee of the Common Depositary.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). So long as the Notes are held in global form, the Common Depositary for Euroclear and Clearsteam, or their respective nominees, as applicable, will be considered the sole Holders of Global Notes for all purposes under this Indenture. Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the Outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby will, upon instruction by the Issuer, be made by the Trustee or the Custodian therefor, at the direction of the Trustee, in accordance with Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
An Officer must sign the Notes for the Issuer by manual or facsimile signature.
If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes for original issue up to €200,000,000 in aggregate principal amount of Notes and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes for original issue, or Definitive Notes issued pursuant to Section 2.06 hereof, in an aggregate principal amount specified in such Authentication Order. Such Authentication Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, and the date from which interest on such Notes shall accrue, whether the Notes are to be issued as definitive Notes or Global Notes and whether or not the Notes shall bear any legend, or such other information as the Trustee may reasonably request. In addition, such Authentication Order shall include (a) a statement that the Person signing the Authentication Order has (i) read and understood the provisions of this Indenture relevant to the statements in the Authentication Order and (ii) made such examination or investigation as is necessary to enable him to make such statements and (b) a brief statement as to the nature and scope of the examination or investigation on which the statements set forth in the Authentication Order are based.
The Trustee may appoint an authenticating agent (the “Authentication Agent”) reasonably acceptable to the Issuer to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer upon request. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
The Issuer will maintain offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”) and offices or agencies where Notes may be presented for payment (each, a “Paying Agent”). Offices or agencies of the principal Paying Agent will be maintained in London, England (the “Principal Paying Agent”) and, for so long as the Notes are listed on the Luxembourg Stock Exchange and traded on the Euro MTF market of the Luxembourg Stock Exchange, in Luxembourg (the “Luxembourg Paying Agent”). Offices or agencies of the Registrar will be maintained in Luxembourg. The Registrar, acting as agent of the Issuer solely for this purpose, will keep a register reflecting ownership of Definitive Registered Notes outstanding from time to time and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee, acting as agent of the Issuer solely for this purpose, shall act as such. The Issuer or any of its Subsidiaries, acting as agent of the Issuer solely for this purpose, may act as Paying Agent or Registrar.

The Issuer initially appoints Euroclear and Clearstream to act as a Depositary with respect to the Global Notes. A nominee of The Bank of New York Mellon will act as Common Depositary for the Global Notes on behalf of Euroclear and Clearstream.
The Issuer initially appoints The Bank of New York Mellon to act as Principal Paying Agent and to act as Common Depositary with respect to the Global Notes, and initially appoints The Bank of New York Mellon (Luxembourg) S.A. to act as the Registrar, Transfer Agent and Luxembourg Paying Agent.
Subject to any applicable laws and regulations, the Issuer shall cause the Registrar to keep a register (the “Register”) at its corporate trust office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of ownership, exchange and transfer of the Notes. Such registration in the Register shall be conclusive evidence of the ownership of Notes. Included in the books and records for the Notes shall be notations as to whether such Notes have been paid, exchanged or transferred, cancelled, lost, stolen, mutilated or destroyed and whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced and the Note issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Upon demand by the Issuer and for the purpose of any corporate action to be taken in respect of the Notes, the Registrar shall (at the expense of the Issuer) send a copy of the Register reflecting ownership of Definitive Registered Notes outstanding from time to time maintained by it to the Issuer and the Issuer shall keep such copy of the Register at its registered office.
The Issuer shall enter into an appropriate agency agreement with any Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may appoint a suitably qualified and reputable party to act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.
Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent; provided, however, that in no event may the Issuer appoint a Paying Agent in any member state of the European Union where the Paying Agent would be obliged to withhold or deduct tax in connection with any payment made by it in relation to the Notes unless the Paying Agent would be so obliged if it were located in all other member states. For so long as the Notes are listed on the official list of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a notice of any change of Paying Agent, Registrar or Transfer Agent in a daily newspaper having a general circulation in Luxembourg and, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange in accordance with Section 13.02 and, in the case of Definitive Notes, in addition to such publication and posting, mail such notice by first-class mail to each Holder’s registered address, as it appears on the Register, with a copy to the Trustee.
Payment of principal will be made upon the surrender of Definitive Notes at the office of any Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent.

The obligations of the Agents are several and not joint.
Section 2.04 Paying Agent to Hold Money.
The Issuer will require each Paying Agent other than the Trustee (and the Principal Paying Agent and/or Luxembourg Paying Agent, where the Trustee is acting as Principal Paying Agent and/or Luxembourg Paying Agent) to agree in writing that the Paying Agent will hold all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. Money held by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for interest on any money received by it hereunder. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee and the Bank of New York Mellon (Luxembourg) S.A. will serve as Paying Agents for the Notes.
Section 2.05 Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Neither the Trustee nor any of its Agents will have any responsibility or be liable for any aspect of the records in relation to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 2.06 Transfer and Exchange.
(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the applicable Depositary to a nominee of the applicable Depositary, by a nominee of the applicable Depositary to the applicable Depositary or to another nominee of the applicable Depositary, or by the applicable Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(1) the Issuer delivers to the Trustee notice (i) from Euroclear or Clearstream that they are unwilling or unable to continue to act as depositaries and clearing agencies for the Global Notes, and the Issuer fails to appoint a successor or (ii) from the Common Depositary that it is unwilling or unable to continue to act as Common Depositary and a successor Common Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Common Depositary;
(2) Euroclear or Clearstream so requests following an Event of Default with respect to such Global Notes; or
(3) the owner of a Global Note requests such exchange in writing delivered through either Euroclear or Clearstream, as applicable, following an Event of Default with respect to such Global Note.
Upon the occurrence of any of the events listed in the preceding clause (1) of this Section 2.06(a), or if the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of the applicable Global Notes tendered in exchange therefor. The Issuer will, at the cost of the Issuer (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event. The Trustee or the Registrar shall, at the cost of the Issuer, deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.06(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (e) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the U.S. Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
(i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
(i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the U.S. Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the U.S. Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof.
(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. If any of the events in clause (1) or (2) of Section 2.06(a) has occurred or the Issuer has elected pursuant to Section 2.06(a) to cause the issuance of Definitive Notes, transfers or exchanges of beneficial interests in a Global Note for a Definitive Note shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 2.06(c).

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the U.S. Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof; or
(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the U.S. Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2) [Reserved].
(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon receipt by the Registrar of the following documentation:
(A) if such beneficial interest is being transferred pursuant to an effective registration statement under the U.S. Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;
(B) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the U.S. Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(C) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;
(D) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;

and, in the case of clause (i) or (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.
(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant or Indirect Participant. The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or
(D) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (4) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) or (D) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A) such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the U.S. Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof;
(B) such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the U.S. Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including certifications in item 3(a) thereof; or
(C) the Registrar receives the following:
(i) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii) if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in clauses (i) and (ii) of subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the relevant Unrestricted Global Note.
If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraph (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer will be made pursuant to Rule 144A under the U.S. Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the U.S. Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.
(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B) if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (3) thereof;
and, in each such case set forth in clauses (A) and (B) above, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the U.S. Securities Act.
(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f) Reserved.
(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1) Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS A NON-U.S. PERSON ACQUIRING THIS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE DATE WHEN THE SECURITIES WERE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S AND THE DATE OF THE COMPLETION OF THE DISTRIBUTION] ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (WHICH SHALL INITIALLY BE THE BANK OF NEW YORK MELLON) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY HAS AN INTEREST HEREIN.
(3) Original Issue Discount Legend. Any Note issued with more than de minimus original issued discount for U.S. Federal Income Tax purposes authenticated and delivered hereunder shall bear a legend in substantially the following form:
THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: C/O GREIF, INC.,425 WINTER ROAD, DELAWARE, OHIO 43015, ATTENTION: TREASURER.
(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i) General Provisions Relating to Transfers and Exchanges.
(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.
(2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5) The Issuer will not be required:
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding interest payment date.
(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9) Each Holder agrees to indemnify the Issuer, the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(10) The Trustee or any Agent may request from the Issuer an Officer’s Certificate and/or Opinion of Counsel before taking any action or refraining from acting pursuant to this Section 2.06.
Section 2.07 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, any Agent and any authenticating agent in connection therewith.
Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action as herein described, the principal amount of Notes shall be deemed to be the euro equivalent of such principal amount of the Notes as of (i) if a Record Date has been set with respect to the taking of such action, such date or (ii) if no such Record Date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Issuer.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an Agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and where it is hereby expressly required, to the Issuer.
Section 2.08 Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding (the “Outstanding Notes”). Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for the purpose of Section 3.07 hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If the principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal, premium, if any, and interest on the Notes payable on that date and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes shown on the register maintained by the Registrar as being owned by the Issuer, or by an Affiliate of the Issuer shall be so disregarded.

Section 2.10 Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirement, of the U.S. Exchange Act) in its customary manner unless the Issuer directs the Trustee to deliver cancelled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special Record Date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment and at the same time the Issuer may deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest; or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Issuer will fix or cause to be fixed each such special Record Date and payment date, provided that no such special Record Date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special Record Date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special Record Date, the related payment date and the amount of such interest to be paid.
Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13 Additional Amounts.
(a) All payments made by the Issuer under or with respect to the Notes or by any of the Guarantors with respect to any Guarantee of the Notes will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless such withholding or deduction is required by law. If any deduction or withholding levied by or on behalf of:
(1) any jurisdiction in which the Issuer or any Guarantor is then incorporated or organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or

(2) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including the jurisdiction of any Paying Agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”)
will at any time be required by law to be made from any payments made by the Issuer under or with respect to the Notes or by any of the Guarantors with respect to any Guarantee of the Notes, including payments of principal, redemption price, interest or premium, the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
(1) any Taxes, to the extent such Taxes would not have been imposed but for the existence of any present or former connection between the relevant Holder or Beneficial Owner of the Notes and the relevant Tax Jurisdiction (including being a resident or citizen of such jurisdiction or having a domicile or a permanent establishment in such jurisdiction to which the payments can be attributed for Tax purposes), other than any connection arising solely from the acquisition, holding or disposition of such Note, the enforcement of rights under such Note or under a Guarantee of the Notes or the receipt of any payments in respect of such Note or a Guarantee of the Notes;
(2) any Taxes, to the extent such Taxes were imposed as a result of the presentation of a Note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);
(3) any estate, inheritance, gift, sales, transfer or similar Taxes;
(4) any Taxes withheld, deducted or imposed on a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive;
(5) Taxes imposed on or with respect to a payment made to a Holder or Beneficial Owner of Notes who would have been able to avoid such withholding or deduction by presenting the relevant note to another Paying Agent in a member state of the European Union;
(6) any Taxes payable other than by deduction or withholding from payments to a Holder or Beneficial Owner under, or with respect to, the Notes or with respect to any Guarantee of the Notes;
(7) any Taxes that are imposed or withheld by reason of the failure by the Holder or the Beneficial Owner of the Note to comply with a written request of the Payor addressed to the Holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such Beneficial Owners or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, required by a statute, regulation, treaty or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from all or part of such Tax; provided in each case the holder or beneficial owner is legally eligible to do so; or
(8) any combination of items (1) through (7) above.
(b) The Issuer and the Guarantors will also pay and indemnify the Holder for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Guarantee of the Notes or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee of the Notes (limited, in the case of taxes attributable to payments with respect thereto, to any such taxes imposed in a Tax Jurisdiction that are not excluded under clauses (1) through (5), (7) or (8) above).

(c) If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or any Guarantee of the Notes, each of the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises less than 45 day prior to that payment date, in which case the Issuer or the relevant Guarantor shall deliver to the Trustee promptly after the obligation to pay so arises) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.
(d) The Issuer or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. The Issuer or the relevant Guarantor will furnish to the Trustee (or to a holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not available, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.
(e) Notwithstanding anything contrary herein, references in this Indenture to the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any Guarantee of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(f) The foregoing obligations of this Section 2.13 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or Beneficial Owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such Person makes any payment on the Notes (or any Guarantee of the Notes) and any department or political subdivision thereof or therein.
Section 2.14 Currency Indemnity
Any payment on account of an amount that is payable in euros which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Issuer, the Company or any Subsidiary Guarantor, if any, shall constitute a discharge of the Issuer’s, the Company’s or such Subsidiary Guarantor’s obligation under this Indenture and the Notes, the Guarantee, as the case may be, only to the extent of the amount of euros which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of euros that could be so purchased is less than the amount of euros originally due to such Holder or the Trustee, as the case may be, the Issuer, the Company and the Subsidiary Guarantors, if any, shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(1) the clause of this Indenture pursuant to which the redemption shall occur;
(2) the redemption date and the Record Date;
(3) the principal amount of the Notes to be redeemed;
(4) the redemption price; and
(5) a statement to the effect that such redemption will comply with the conditions in this Indenture.
The Issuer shall also provide the Trustee with any additional information that the Trustee may reasonably request in connection with any redemption or offer.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee (or the Registrar, as appropriate) will select Notes for redemption or purchase as follows:
(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed and/or in compliance with the requirements of Euroclear or Clearstream, as applicable; or
(2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee (or the Registrar, as appropriate) in its sole discretion shall deem fair and appropriate.
Neither the Trustee nor the Registrar shall be liable for any selections made by it in accordance with this Indenture.
In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the Outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of €100,000 or whole multiples of €1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not €100,000 or an integral multiple of €1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.
At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 of this Indenture.
The notice will identify the Notes to be redeemed and will state (including ISIN and Common Code numbers, to the extent applicable):
(1) the redemption date and Record Date;
(2) the redemption price;
(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4) the name and address of the Paying Agent;
(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8) that no representation is made as to the correctness or accuracy of the ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date, or such shorter period of time as may be acceptable to the Trustee in its sole discretion, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
For Notes that are in the form of Global Notes held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing in this Section 3.03. So long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, any such notice to the Holders of the relevant Notes shall also be published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu) and, in connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.
Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05 Deposit of Redemption or Purchase Price.
On or prior to 10:00 a.m., London time, one Business Day prior to each redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money in same day funds sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on all Notes to be redeemed or purchased. Neither the Trustee nor any Agent shall be required to pay out any money without first having been placed in funds.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase unless the relevant Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture. If a Note is redeemed or purchased on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07 Optional Redemption.
The Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant regular Record Date to receive interest due on an interest payment date that is on or prior to the redemption date).
Section 3.08 Mandatory Redemption.
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Redemption for Changes in Taxes.
The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of:
(1) any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction which change or amendment is announced and becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); or

(2) any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is announced and becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).
The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the notes were then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized expertise in the laws of the relevant jurisdiction and satisfactory to the Trustee to the effect that there has been such amendment or change which would entitle the Issuer to redeem the notes hereunder. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it.
Such Officer’s Certificate will also set forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem the Notes have been fulfilled.
The Trustee will accept and shall be entitled to conclusively rely on such Officer’s Certificate and opinion as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.
ARTICLE 4.
COVENANTS
Section 4.01 Payment of Notes.
The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent (if other than the Issuer or a Subsidiary thereof) holds, as of 10:00 a.m. London Time one Business Day prior to such due date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time, but always subject to actual receipt), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. The Issuer will promptly notify the Trustee and the applicable Paying Agent of its failure to so deposit. Subject to actual receipt of such funds as provided by this Section 4.01 by the designated Paying Agent, such Paying Agent shall make payments on the Notes in accordance with this Indenture. In any event, the Issuer shall, prior to 10:00 a.m. London, England time on the second Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment for it confirms by SWIFT message to the Principal Paying Agent that an irrevocable payment instruction has been given. A Paying Agent shall (or the Trustee, if applicable) only be obliged to make a payment under this Indenture if it has actually received cleared, immediately available funds from the Issuer as required under this Section 4.01.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

If a Paying Agent pays out funds on or after the due date therefor, or pays out funds (although it is not obligated) on the assumption that the corresponding payment by the Issuer has been or will be made and such payment has in fact not been so made by the Issuer, then the Issuer shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.
Section 4.02 Maintenance of Office or Agency.
The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) for the Notes in London, England, and for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, where (1) Notes may be surrendered for registration of transfer or for exchange and (2) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in London, England, and for so long as any Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03 SEC Reports.
Notwithstanding that the Company or its Restricted Subsidiaries may not be subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act, and so long as any Notes remain outstanding, the Company shall file with the SEC and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the U.S. Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.
For so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.
The Company will also make available copies of all reports required by the second preceding paragraph (i) on its website and (ii) if an so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, at the specified office of the Paying Agent in Luxembourg or, to the extent and in the manner permitted by such rules, post such reports on the official website of the Luxembourg Stock Exchange.

Section 4.04 Limitation on Liens.
The Company will not, nor will it permit any Restricted Subsidiary to, create or assume any mortgage, security interest, pledge or lien, collectively in this Article 4 referred to as, a “lien,” upon any Principal Property or upon the shares of stock or Indebtedness of any Restricted Subsidiary, to secure any other Indebtedness, without equally and ratably securing the Notes for so long as such other Indebtedness is secured. However, this Section 4.04 does not apply to:
(1) liens (including liens in respect of Capitalized Lease Obligations) on any Principal Property existing at the time of its acquisition and liens created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the completion of the acquisition, improvement, alteration or construction of such property to secure payment of the purchase price of such property or the cost of such improvement, alteration or construction;
(2) liens on property or assets or shares of Capital Stock or Indebtedness of a Person, existing at the time it is merged, combined or amalgamated into or consolidated with or its assets or its equity interest is acquired by the Company or a Restricted Subsidiary;
(3) liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it becomes a Restricted Subsidiary;
(4) liens securing debts of a Restricted Subsidiary to the Company and/or one or more of its Subsidiaries;
(5) liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;
(6) liens on timberlands in connection with an arrangement under which the Company and/or one or more of its Restricted Subsidiaries permit a Person to cut or pay for timber, however determined;
(7) liens securing Indebtedness and other Obligations under the Credit Agreement in an aggregate amount not to exceed the greater of $1,500.0 million and 20% of Total Assets and Interest Swap Obligations related thereto;
(8) liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;
(9) any lien existing on January 26, 2007 or liens to extend, renew or replace (or successive extensions, renewals or replacements of) any liens referred to in clauses (1) through (8) or this clause (9);
(10) mechanics’, workmen’s and other liens arising by operation of law;
(11) liens arising out of litigation or judgments being contested or a final judgment or order that does not give rise to an Event of Default;
(12) liens for taxes not yet due, or being contested, assessments or other governmental charges or levies, landlords’ liens, tenants’ rights under leases, easements, and similar liens not materially impairing the use or value of the property involved;
(13) liens if an amount of cash equal to the net proceeds of the Indebtedness secured by such lien is used within 18 months of such creation or assumption acquire additional property or assets (or to make Investments in persons who, after giving effect to such Investments, will become Restricted Subsidiaries);

(14) liens to secure Indebtedness of joint ventures in which the Company or a Restricted Subsidiary has an interest, to the extent such liens are on property or assets of or equity interests in such joint ventures;
(15) liens created or assumed in the ordinary course of business, including pledges and deposits, in connection with self-insurance arrangements, workmen’s compensation, unemployment insurance, social security or similar law or other forms of governmental insurance or benefits, or to secure performance of bids, tenders, trade or government contracts (other than for Indebtedness), statutory or regulatory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business or to secure obligations on surety, indemnity or appeal bonds or performance bonds or other obligations of a like nature or in connection with customs, duties or the importation of goods;
(16) leases or subleases granted to others and any interest or title of a lessor under any lease not prohibited by this Indenture and licenses of patents, trademarks or other intellectual property rights granted in the ordinary course;
(17) liens in respect of cash in connection with the operation of cash management programs and liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;
(18) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character, and easements, rights-of-way, encroachments, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries;
(19) liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(20) liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges; or
(21) liens on accounts receivable or inventory associated with a receivable or inventory financing, sale or factoring program of the Company and its Restricted Subsidiaries.
Section 4.05 Limitation on Sale and Leaseback.
The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to a Principal Property and with a lease exceeding three years unless:
(1) the Company and/or such Restricted Subsidiary or Restricted Subsidiaries would be entitled to incur Indebtedness secured by a lien on that property without securing the Notes;
(2) an amount equal to the Value of the Sale and Leaseback Transaction is applied within 150 days to:
(A) the voluntary retirement of Indebtedness of the Company or any Restricted Subsidiary maturing more than one year after the date incurred and which is pari passu in right of payment with the Notes, or
(B) the purchase of other property that will constitute Principal Property having a value at least equal to the net proceeds of the sale; or

(3) the Company and/or a Restricted Subsidiary shall deliver to the Trustee for cancellation Notes in an aggregate principal amount at least equal to the net proceeds of the sale and any other documents the Trustee may reasonably require to effect such cancellation.
For purposes of this Section 4.05 and Section 4.06, the term “Value” shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination without regard to any renewal or extension options contained in the lease.
Section 4.06 Exemption from Limitation on Liens and Sale and Leaseback.
Notwithstanding the provisions of Sections 4.04 and 4.05, the Company and/or one or more of its Restricted Subsidiaries are permitted to create or assume liens or enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described under Section 4.04 and Section 4.05, provided that the sum of the aggregate amount of all Indebtedness secured by these liens (not including Indebtedness otherwise permitted under the exceptions described in Section 4.04), and the Value of all these Sale and Leaseback Transactions (not including those that are for less than three years or in respect of which Indebtedness is retired or property is purchased or Notes are delivered, as set forth in Section 4.05), shall not exceed 20% of the Net Tangible Assets of the Company and its Restricted Subsidiaries.
Section 4.07 Statement by Officers as to Default.
The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof (and within 14 days upon a request at any time after such 120 days), an Officer’s Certificate, stating that in the course of the performance by the signer thereof of his or her duties as an Officer of the Company he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period (and, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
Section 4.08 Waiver of Certain Covenants.
The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.04 to 4.06, inclusive, with respect to the Notes if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Notes shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
Section 4.09 Offer to Repurchase Upon Change of Control.
(a) Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem the Notes as described in Section 3.07 hereof, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of each Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:
(1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
(3) that any Note not tendered will continue to accrue interest;
(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to €100,000 in principal amount or an integral multiple of €1,000 in excess thereof.
The Issuer will comply with the requirements of Rule 14e-1 under the U.S. Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.
(b) On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered;
(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes being purchased by the Issuer;
(4) in the case of Global Notes, deliver, or cause to be delivered, to the Principal Paying Agent the Global Notes in order to reflect thereon the portion of such Notes or portion thereof that have been tendered to and purchased by the Issuer; and
(5) in the case of Definitive Registered Notes, deliver, or cause to be delivered, to the relevant Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Issuer.
If any Definitive Registered Notes have been issued, the Paying Agent, if so directed by the Issuer, will, at the expense of the Issuer, promptly mail to each Holder of Definitive Registered Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, if so directed by the Issuer, will, at the expense of the Issuer, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Definitive Registered Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
Notwithstanding anything to the contrary in this Section 4.09, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer will publish a public announcement with respect to the results of any Change of Control Offer in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu).
Section 4.10 Limitation of Guarantees by Restricted Subsidiaries.
The Company shall not permit any Restricted Subsidiary, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than Permitted Indebtedness of a Restricted Subsidiary of the Company), unless, in any such case, such Restricted Subsidiary executes and delivers a supplemental indenture substantially in the form of Exhibit E hereto, providing a guarantee of payment of the Notes by such Restricted Subsidiary (and if such Indebtedness is by its terms subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee of the Notes to the same extent as such Indebtedness is subordinated to the Notes).
Section 4.11 Payments for Consent.
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.12 Maintenance of Listing.
The Issuer will use its commercially reasonable efforts to obtain and maintain the listing of the Notes on the Official List of the Luxembourg Stock Exchange and the admission of the Notes for trading on the Euro MTF Market for so long as the Notes are outstanding; provided that if the Issuer is unable to obtain listing of the Notes on the Official List of the Luxembourg Stock Exchange or if at any time the Issuer determines that it will not maintain such listing, it will obtain a listing of the Notes on another recognized stock exchange in western Europe prior to the delisting of the Notes from the Euro MTF market and thereafter the Issuer will use its commercially reasonable efforts to maintain such listing. So long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and if required by the Luxembourg Stock Exchange, a Paying Agent and Transfer Agent will be maintained in Luxembourg at all times that payments are required to be made in respect to the Notes.
Section 4.13 Further Instruments and Acts.
Upon request by the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5.
SUCCESSORS
Section 5.01 Merger, Sale and Lease.
(a) The Issuer may not consolidate with or merge, combine or amalgamate with any other Person, or sell, convey, lease or otherwise dispose of all or substantially all of the Issuer’s properties and assets to any Person, without the consent of the holders of any of the Outstanding Notes, unless:
(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Luxembourg, the Netherlands, the United Kingdom, Bermuda, Canada or any province of Canada and the Successor Company (if not the Issuer) will expressly assume the due and punctual payment of the principal of and interest on all the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture under a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee;
(2) immediately after the transaction, no Default or Event of Default shall have occurred and be continuing; and
(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and that all conditions precedent therein provided for relating to such transaction have been complied with and an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company, and the Notes constitute legal, valid and binding obligations of the Successor Company, enforceable in accordance with their terms (in each case, in form and substance satisfactory to the Trustee), provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) above.
(b) The Company may not consolidate with or merge, combine or amalgamate with any other Person, or sell, convey, lease or otherwise dispose of all or substantially all of the Issuer’s properties and assets to any Person, without the consent of the holders of any of the Outstanding Notes, unless:
(1) the resulting, surviving or transferee Person (the “Successor Greif”) will be a Person organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia, Luxembourg, the Netherlands, the United Kingdom, Bermuda, Canada or any province of Canada and the Successor Greif (if not the Company) will expressly assume the due and punctual payment of the principal of the Parent Guarantee and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company under a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee;
(2) immediately after the transaction, no Default or Event of Default shall have occurred and be continuing; and
(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, and that all conditions precedent therein provided for relating to such transaction have been complied with and an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Greif, and the Notes constitute legal, valid and binding obligations of the Successor Greif, enforceable in accordance with their terms (in each case, in form and substance satisfactory to the Trustee), provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, including as to satisfaction of clauses (2) above.

(c) This Section 5.01 will not apply to: (i) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction within the United States or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.
Section 5.02 Successor Person Substituted.
Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor person formed by such consolidation or into which the Issuer or the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, the Issuer or the Company, as applicable, under this Indenture, with the same effect as if such successor Person had been named as the Issuer or the Company under this Indenture and the predecessor Issuer or Company, as applicable, shall be discharged from all obligations under the Notes, the Guarantees, this Indenture and any supplemental indenture, as applicable; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, interest, premium, if any, and Additional Amounts, if any, on the Notes except in the case of a sale, conveyance, transfer or lease of all of the assets of or a consolidation or merger of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01.
Section 5.03 Securities to Be Secured in Certain Events.
If, upon any consolidation, merger, sale, conveyance or lease referred to in Section 5.01(b), any Principal Property of the Company or of any Restricted Subsidiary or any shares of stock or Indebtedness of any Restricted Subsidiary owned immediately prior thereto would, thereupon, become subject to any mortgage, security interest, pledge, lien or encumbrance, other than liens permitted under Section 4.04 or 4.06, without securing the Notes, the Company, prior to such consolidation, merger, sale, conveyance or lease, will by indenture supplemental hereto secure the due and punctual payment of the principal of and interest on the Notes (equally and ratably with any other Indebtedness of the Company then, or as a result thereof to be, secured thereby) by a direct lien on such Principal Property, shares of stock or Indebtedness, prior to all liens other than any then existing thereon and then so permitted by Section 4.04 or Section 4.06.
Section 5.04 No Consolidation, Etc., Shall Result in Event of Default.
Any consolidation, merger, sale, conveyance or lease referred to in Section 5.01 shall not be permitted under this Indenture unless immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
(a) Each of the following is an “Event of Default”:
(1) the Issuer defaults for 30 days in the payment when due of interest on, or with respect to, the Notes;
(2) the Issuer defaults in the payment when due (at maturity or acceleration or otherwise) of the principal of, or premium, if any, on the Notes;
(3) the Issuer, the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Section 4.09 hereof;

(4) the Issuer, the Company or any of its Restricted Subsidiaries defaults in the performance, or breach, of any covenant or warranty of the Issuer, the Company or any of its Restricted Subsidiaries in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) and continuance of such default or breach for a period of 60 days, or, in the case of any failure to comply with Section 4.03 of this Indenture, 90 days, in each case after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
(5) the Issuer, the Company or any of its Subsidiaries that is a Significant Subsidiary or a group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary pursuant to or under Bankruptcy Law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a custodian of it or for all or substantially all of its property,
(D) makes a general assignment for the benefit of its creditors, or
(E) generally is not paying its debts as they become due; or
(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Issuer, the Company or any of its Subsidiaries that is a Significant Subsidiary,
(B) appoints a custodian of the Issuer, the Company or any of its Subsidiaries that is a Significant Subsidiary for all or substantially all of the property of the Issuer, the Company or any of its Subsidiaries that is a Significant Subsidiary, or
(C) orders the liquidation of the Issuer, the Company or any of its Subsidiaries that is a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
(b) Upon becoming aware of any Default or Event of Default, the Issuer shall promptly deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default (and in no event later than 30 days after the occurrence thereof).
Section 6.02 Acceleration of Maturity; Rescission and Annulment.
If an Event of Default (other than an Event of Default referred to in clause (5) of Section 6.01 with respect to the Issuer or the Company but including an Event of Default referred to in clause (5) of Section 6.01 solely with respect to a Significant Subsidiary, or group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary) with respect to the notes at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of outstanding notes may declare the principal amount of all notes due and payable immediately.
If an Event of Default under clause (5) in Section 6.01 with respect to the Issuer or the Company (but not with respect to a Significant Subsidiary, or group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary), the principal of, and accrued and unpaid interest, if any, on all notes will automatically become immediately due and payable.

At any time after such a declaration or acceleration with respect to the Notes has been made but, before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences, if:
(1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay
(A) all overdue interest on all the Notes,
(B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Notes, and
(C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and
(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; or
(2) all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. Following such Event of Default, the Trustee is entitled to require all Agents to act under its discretion.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.
Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to reasonable security and/or prefunding and/or indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.
Section 6.06 Limitation on Suits.
Subject to Article 7, if any Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:
(1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;
(2) the Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;
(3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and
(5) during such 60-day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note held by such Holder, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding in its own name for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.
Section 6.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses, indemnities and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a Record Date and payment date for any payment to Holders of Notes pursuant to this Section 6.10, and in such case, the Trustee shall given written notice of such Record Date, payment date and amount to be paid to the Holders pursuant to this Section 6.10. At least 15 days before such Record Date, the Issuer shall mail to each Holder and the Trustee a notice that states the Record Date, the payment date and the amount to be paid to the Holders.
Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

Section 6.12 Stay, Extension and Usury Laws.
The Company and its Restricted Subsidiaries shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and its Restricted Subsidiaries (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE 7.
TRUSTEE
Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has received written notice:
(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture.
(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and/or 6.05 hereof.
(4) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and/or indemnity and/or prefunding satisfactory to it against any loss, liability, claim, damage or expense.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.
(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document (whether in original or facsimile form including any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper even if it has a monetary limit) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document (including any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness), but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation except for liability resulting from the Trustee’s willful misconduct, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.
(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may retain professional advisors to assist them in performing their duties. The Trustee may consult with counsel or professional advisors and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent, attorney, delegate or depositary appointed with due care.
(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g) The Trustee shall not be deemed to have notice of any matter (including a Default or Event of Default) unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of such matter is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice clearly references the Notes, the Issuer and this Indenture.
(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified/secured, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian or other Person employed to act hereunder (including The Bank of New York Mellon (Luxembourg) S.A.). Absent willful misconduct or gross negligence, each Paying Agent, Registrar and Transfer Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.
(i) The Trustee will not be liable if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.
(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

(k) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer in Article 4 hereof. In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee has received written notification identifying the Notes or this Indenture. The Trustee will be under no obligation to monitor the financial performance of the Company.
(l) The Trustee shall be entitled to assume without enquiry, that the Issuer has performed in accordance with all of the provisions in this Indenture, unless notified to the contrary.
(m) The permissive rights of the Trustee to take the actions enumerated in this Indenture shall not be construed as an obligation or duty to do so and the Trustee will not be answerable other than for its own negligence or willful default.
(n) Notwithstanding any provision of this Indenture to the contrary, the Trustee shall not in any event be liable for indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.
(o) Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Opinions of Counsel, as applicable).
(p) Neither the Trustee nor any clearing system through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.
(q) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
(r) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.
(s) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of New York. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in New York or if it is determined by any court or other competent authority in that jurisdiction or in New York that it does not have such power.
Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, a Guarantor or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days. Any Agent may do the same with like rights and duties.

Section 7.04 Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any Officers’ Certificate delivered to the Trustee or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee (through the Issuer having so notified the Trustee), the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to have notice of a Default or Event of Default unless a Responsible Officer has received written notice of such Default or Event of Default.
Section 7.06 RESERVED.
Section 7.07 Compensation and Indemnity.
(a) The Issuer and each Guarantor, jointly and severally, will pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder in accordance with the fee schedule previously agreed to by the Issuer and Trustee. If the Issuer and the Guarantors default in the payment of compensation to the Trustee, then interest at the default rate set forth in this Indenture shall be paid on the defaulted compensation. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer and each Guarantor, jointly and severally, will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it including costs of collection, any additional fees the Trustee may incur acting after a Default or and Event of Default and any fees the Trustee may incur in connection with exceptional duties in relation thereto, in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b) The Issuer and the Guarantors, jointly and severally, will indemnify each of the Trustee and any predecessor Trustee, and hold it harmless, against any and all Losses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, a Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or the Guarantors of their obligations hereunder. At the Trustee’s sole discretion, the Issuer will defend the claim and the Trustee will provide reasonable cooperation and may participate at the Issuer’s expense in the defense. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer will pay the properly incurred fees and expenses of such counsel; provided that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is, in the opinion of the Trustee, no conflict of interest between the Issuer and the Trustee in connection with such defense and no Default or Event of Default has occurred and is continuing. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence or willful misconduct.
(c) The obligations of the Issuer and the Guarantors under this Section 7.07 and any lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Issuer’s obligations pursuant to Article 11 or the termination of this Indenture.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture.
(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f) The parties to this Indenture agree that, at the request of the Trustee, the fees and expenses payable under this Section 7.07 may be reviewed and increased from time to time in accordance with such Trustee’s then current fee levels. In addition, the Trustee reserves the right at any time and from time to time to charge the Issuer properly incurred additional fees and expenses in respect of the performance by the Trustee of services hereunder in respect of any exercise by the Issuer or the Holders of any call or put option, exchanges, conversions, solicitations, offers, tenders or any other process that requires communication with the Holders or in respect of additional fees incurred after a Default, an Event of Default or for exceptional duties.
Section 7.08 Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08; provided that the resigning Trustee may appoint a successor Trustee that is reasonably satisfactory to the Issuer.
(b) The Trustee may resign in writing without giving any reason at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10 hereof;
(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3) a custodian or public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d) If a successor Trustee does not take office within 60 days after the resigning Trustee resigns or is removed, the resigning Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) A successor Trustee will deliver a written acceptance of its appointment to the resigning Trustee and to the Issuer. Thereupon, the resignation or removal of the resigning Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The resigning Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the resigning Trustee.

(g) The Issuer covenants that, in the event of the Trustee or any Agent giving reasonable notice pursuant to this Section 7.08, it shall use its best endeavors to procure a successor Trustee or Agent to be appointed. If a successor Trustee or Agent is not appointed and does not take office within 30 days after the resigning Trustee or Agent resigns or is removed, the resigning Trustee or Agent may appoint a successor Trustee or Agent at any time prior to the date on which a successor Trustee or Agent takes office. If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent, the Issuer or the Holders of at least 25% in outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
Section 7.09 Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof or a European Union Member State or a political subdivision thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Section 7.11 Communications.
In no event shall the Trustee or any of its Affiliates be liable for any Losses arising to the Trustee or any of its Affiliates receiving or transmitting any data from the Issuer, Guarantor any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email. The parties hereto accept that some methods of communication are not secure and the Trustee or any of its Affiliates shall incur no liability for receiving Instructions via any such non-secure method. The Trustee or any of its Affiliates is authorized to comply with and rely upon any such notice, Instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof). The Issuer or authorized officer of the Issuer shall use all reasonable endeavors to ensure that Instructions transmitted to the Trustee or any of its Affiliates pursuant to this Indenture are complete and correct. Any Instructions shall be conclusively deemed to be valid Instructions from the Issuer or authorized officer of the Issuer to the Trustee or any of its Affiliates for the purposes of this Indenture.
For purposes of this Article 7:
“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee under the terms of this Indenture.
“Instructions” means any written notices, written directions or written instructions received by the Trustee in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee to be an Authorized Person.
“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses) sustained by either party.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes, the Parent Guarantee and the Subsidiary Guarantees, if any, upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer, the Company and the Subsidiary Guarantors, if any, will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all Outstanding Notes (including the Parent Guarantee and the Subsidiary Guarantees, if any) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer, the Company and the Subsidiary Guarantors, if any, will be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes (including the Parent Guarantee and the Subsidiary Guarantees, if any), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Parent Guarantee and the Subsidiary Guarantees, if any, and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s, the Company’s and the applicable Subsidiary Guarantor’s obligations in connection therewith; and
(4) this Section 8.02.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer, the Company and each Subsidiary Guarantor, if any, will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.09, 4.10 and Article 5 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Parent Guarantee and Subsidiary Guarantees, if any, the Issuer, the Company and the Subsidiary Guarantors, if any, may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes, Parent Guarantee and Subsidiary Guarantees, if any, will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) and 6.01(a)(4) hereof will not constitute an Event of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in euros, non-callable European Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and interest on the Outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(3) the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes being defeased over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;
(4) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;
(5) the Issuer must deliver to the Trustee an Opinion of Counsel in the United States to the effect that Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel in the United States must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law since the Issue Date);
(6) the Issuer must deliver to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, liquidation, reorganization, administration, moratorium, receivership or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;
(7) the Issuer must deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940; and
(8) the Issuer must deliver to the Trustee all other documents or other information that the Trustee may reasonably require in connection with the Issuer’s option under Section 8.02 or Section 8.03 hereof.

Section 8.05 Deposited Money and European Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable European Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer and the Company will, jointly and severally, pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable European Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.
The obligations of the Issuer under this Section 8.05 shall survive the resignation or renewal of the Trustee and/or satisfaction and discharge of this Indenture.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable European Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuer.
Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Amounts, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Additional Amounts, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.
Section 8.07 Reinstatement.
If the Trustee or Paying Agent is unable to apply any euros or non-callable European Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s, the Company’s and each Subsidiary Guarantor’s, if any, obligations under this Indenture, the Notes, the Parent Guarantee and the Subsidiary Guarantees, if any, will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium and Additional Amounts, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Parent Guarantee, the applicable Subsidiary Guarantee, if any, or the Notes without the consent of any Holder of a Note:
(1) to cure any ambiguity, defect, omission or inconsistency;
(2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;
(3) to provide for the assumption of the Issuer’s, the Company’s or the Subsidiary Guarantors’, if any, obligations to the Holders of the Notes, the Parent Guarantee or Subsidiary Guarantees, if any, by a successor to the Issuer, the Company or such Subsidiary Guarantor, if any, pursuant to Article 5 or Article 10 hereof;
(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder of the Notes;
(5) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;
(6) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in this Indenture was intended (as certified in the applicable Officer’s Certificate delivered to the Trustee) to be a verbatim recitation of a provision of the “Description of Notes”;
(7) to allow the Subsidiary Guarantors, if any, to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; or
(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 12.04 hereof, the Trustee will join with the Issuer, the Company and the Subsidiary Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02 With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Issuer, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be Outstanding Notes for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 12.04 hereof, the Trustee will join with the Issuer, the Company and the Subsidiary Guarantors, if any, in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the then Outstanding Notes voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes or the Guarantees, if any. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than the provisions relating to the repurchase of Notes pursuant to Section 4.09 of this Indenture);
(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(4) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5) make any Note payable in money other than that stated in the Notes;
(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;
(7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.09 of this Indenture); or
(8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions in this Section 9.02.

Section 9.03 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05 Trustee to Sign Amendments, Etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer, the Company and the Subsidiary Guarantors, if any, may not sign an amended or supplemental indenture until the respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive security and/or indemnity and/or prefunding satisfactory to it.
ARTICLE 10.
GUARANTEE
Section 10.01 Guarantee.
(a) Subject to this Article 10, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(1) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Upon the occurrence of an Event of Default, each Guarantor will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or such Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d) Each Guarantor agrees that its right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby is hereby subordinated until payment in full of all obligations guaranteed hereby and each Guarantor shall take no action with respect to its right of subrogation until such payment in full of all such guaranteed obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Guarantee.
Section 10.02 Limitation on Subsidiary Guarantor Liability.
Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of the Subsidiary Guarantors not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the U.S. Uniform Fraudulent Conveyance Act, the U.S. Uniform Fraudulent Transfer Act or any similar U.S. federal or state law or other applicable law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Subsidiary Guarantor that are relevant under such laws, result in the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03 Execution and Delivery of Guarantee.
To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee, if any, set forth in this Indenture on behalf of each Guarantor.

Section 10.04 Subsidiary Guarantor May Consolidate, Etc., on Certain Terms.
(a) Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is (either before or after giving effect to such transaction) an Affiliate of the Company, unless that Affiliate unconditionally assumes all of the obligations of such Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture reasonably satisfactory to the Trustee, provided, however, such assumption shall not be required if:
(1) such Person is a Subsidiary Guarantor at the time of the transaction; or
(2) such sale or other disposition is an arms’-length transaction between such Subsidiary Guarantor, the Issuer or an Affiliate of the Company and such Subsidiary Guarantor receives consideration equal to the fair market value of the assets transferred.
(b) Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is not an Affiliate of the Company (whether or not such Subsidiary Guarantor is the surviving Person) other than the Issuer unless immediately after giving effect to such transaction, no Default or Event of Default exists.
(c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Affiliate, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by each Subsidiary Guarantor, such successor Affiliate will succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Affiliate thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
(d) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuer or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.
Section 10.05 Releases.
Notwithstanding the foregoing, any Subsidiary Guarantee of the Notes by the Company or by a Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:
(1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Subsidiary Guarantee was executed and delivered pursuant to Section 4.10 hereof; or
(2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

ARTICLE 11.
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(1) either:
(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or
(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer, the Company or any Subsidiary Guarantor, if any, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in euros, non-callable European Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
(2) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than as a result of the borrowing of the funds to be used to make the deposit);
(3) the Issuer, the Company or any Subsidiary Guarantor, if any, has paid or caused to be paid all sums payable by it under this Indenture; and
(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 8.06 and 11.02 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02 Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or one of its Subsidiaries acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or European Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal of, premium or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations held by the Trustee or Paying Agent.
ARTICLE 12.
MISCELLANEOUS
Section 12.01 Reserved.
Section 12.02 Notices.
Any notice or communication by the Company, the Guarantors, if any, or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or the Subsidiary Guarantors, if any:
Greif, Inc.
425 Winter Road
Delaware, OH 43015
Facsimile No.: (740) 549-6101
Attention: General Counsel
With a copy to:
Baker & Hostetler LLP
65 E. State Street, Suite 2100
Columbus, OH 43215
Facsimile No.: (614) 462-2616
Attention: Joseph Boeckman
If to the Issuer (with copies to Greif, Inc. and Baker & Hostetler LLP to their addresses above):
Greif Luxembourg Finance S.C.A.
15, rue Jean-Pierre Kommes
L-6988 Hostert
Luxembourg
SCS: B-161823
If to the Trustee:
One Canada Square
London E14 5AL
United Kingdom
Telecopier No.: +44 207 964 2536
Attention: Corporate Trust Administration
Each of the Issuer, the Company, the Subsidiary Guarantors, if any, or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
In addition, so long as any of the Notes are listed on the Official List of the Luxembourg Stock Exchange and the rules of such stock exchange so require, notices will be published in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu). In the case of Definitive Notes, all notices to Holders will be validly given if mailed to them at their respective addresses in the Register of such Notes, if any, maintained by the Registrar. Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by Global Notes, all notices to Holders will be delivered to Euroclear and Clearstream.
Section 12.03 Reserved.
Section 12.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or the Company or any of the Subsidiary Guarantors, if any, or Permitted Holders, as such, will have any liability for any obligations of the Issuer or the Company or the Subsidiary Guarantors, if any, under the Notes, the Guarantees, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal securities laws and under the laws of Luxembourg.
Section 12.08 Governing Law.
THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE APPLICATION OF THE PROVISIONS OF ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED.
Section 12.09 Submission to Jurisdiction; Appointment of Agent for Service.
To the fullest extent permitted by applicable law, each of the Issuer and Subsidiary Guarantors not organized under the laws of the United States of America, if any, irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture, the Notes and the Subsidiary Guarantees, if applicable, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuer and each such Subsidiary Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and each of the Issuer and each such Subsidiary Guarantor acknowledges that it has, by separate written instrument, (i) irrevocably designated and appointed CT Corporation System (the “Authorized Agent”) (and any successor entity) as its authorized agent upon whom process may be served in any such suit or proceeding, (ii) irrevocably authorized and directed the Authorized Agent to accept such service and (iii) agreed that service of process upon the Authorized Agent and written notice of said service to it mailed by first class mail or delivered to the Authorized Agent shall be deemed in every respect effective service of process upon them in any such suit or proceeding. If the Authorized Agent ceases to exist, the Issuer and each such Subsidiary Guarantor agree (i) to irrevocably designate and appoint such other U.S. process agent (the “Replacement Agent”) as its authorized agent upon whom process may be served in any such suit or proceeding, (ii) to irrevocably authorized and direct the Replacement Agent to accept such service and (iii) that service of process upon the Replacement Agent and written notice of said service to it mailed by first class mail or delivered to the Replacement Agent shall be deemed in every respect effective service of process upon them in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each of the Issuer and each such Subsidiary Guarantor agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

Each of the Issuer and each such Subsidiary Guarantor hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby.
The provisions of this Section 12.09 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer or any Guarantor or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.
Section 12.10 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.11 Successors.
All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of a Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.
Section 12.12 Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.13 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.14 Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.15 Waiver of Jury Trial.
EACH OF THE ISSUER, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.16 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services resulting from such forces; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.17 Prescription.
Claims against the Issuer or any Guarantor for the payment of principal or Additional Amounts, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuer or any Guarantor for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.
[Signatures on following page]

SIGNATURES
Dated as of July 15, 2011

GREIF LUXEMBOURG FINANCE S.C.A.

For and on behalf of Greif Luxembourg Finance S.C.A.

/s/ John K. Dieker

By: Greif Luxembourg S.à r.l., its general partner Duly represented herein by John K. Dieker, acting in his capacity as duly authorized proxy of Greif Luxembourg S.à r.l.

GREIF, INC.

By:	/s/ Robert M. McNutt
Name: Robert M. McNutt
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON as Trustee and Principal Paying Agent

By:	/s/ Trevor Blewer

Name: Trevor Blewer
Title: Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A. as Registrar, Transfer Agent and Luxembourg Paying Agent

By:	/s/ Trevor Blewer

Name: Trevor Blewer
Title: Vice President

EXHIBIT A
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]
ISIN: [•]1
Common Code: [•]2
7.375% Senior Notes due 2021

No. _____	€[_____]
GREIF LUXEMBOURG FINANCE S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg on June 29, 2011, with its registered office located at 15, rue Jean-Pierre Kommes, L-6988 Hostert, Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-161823, promises to pay to [_____] or its registered assigns, the principal sum of [_____] euro on July 15, 2021 or such greater or lesser amount as may be indicated in Schedule A hereto.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1
Additional provisions of this Note are set forth on the other side of this Note.

[1]	144A ISIN: XS0647108421 Regulation S ISIN: XS0647108264

[2]	144A Common Code: 064710842 Regulation S Common Code: 064710826

Dated: [•]

GREIF LUXEMBOURG FINANCE S.C.A.

For and on behalf of Greif Luxembourg Finance S.C.A.

By: Greif Luxembourg S.à r.l., its general partner Duly represented herein by [•], acting in his capacity as duly authorized proxy of Greif Luxembourg S.à r.l.

This is one of the Notes referred to
in the within-mentioned Indenture:
Dated: [•]
THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

[Reverse of Note]
7.375% Senior Notes due 2021
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) INTEREST. Greif Luxembourg Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg on June 29, 2011, with its registered office located at 15, rue Jean-Pierre Kommes, L-6988 Hostert, Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-161823 (the “Issuer”), promises to pay interest on the principal amount of this Note at 7.375% per annum from July 15, 2011 until maturity. The Issuer will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the European Union as at the time of payment is legal tender for payment of public and private debts.
(3) PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Principal Paying Agent and The Bank of New York Mellon (Luxembourg) S.A. will act as Paying Agent in Luxembourg and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.
(4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of July 15, 2011 (the “Indenture”) among the Issuer, Greif, Inc. (the “Company”), the Trustee and The Bank of New York Mellon (Luxembourg) S.A. The terms of the Notes include those stated in the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer.
(5) OPTIONAL REDEMPTION. The Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders of record on the relevant regular Record Date to receive interest due on an interest payment date that is on or prior to the redemption date).

(6) REDEMPTIOIN FOR CHANGES IN TAXES. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ prior notice to the Holders (which notice will be irrevocable and given in accordance with the procedures described in Section 3.03 of the Indenture), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Notes, the Issuer is or would be required to pay Additional Amounts, and the Issuer cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of:
(1) any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction which change or amendment is announced and becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); or
(2) any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is announced and becomes effective on or after the Issue Date (or, if the applicable Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date).
The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the notes were then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized expertise in the laws of the relevant jurisdiction and satisfactory to the Trustee to the effect that there has been such amendment or change which would entitle the Issuer to redeem the notes hereunder. In addition, before the Issuer publishes or mails notice of redemption of the Notes as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it.
Such Officer’s Certificate will also set forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem the Notes have been fulfilled.
The Trustee will accept and shall be entitled to conclusively rely on such Officer’s Certificate and opinion as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.
(7) MANDATORY REDEMPTION. The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(8) OFFER TO REPURCHASE UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem the Notes as described in Section 3.07 of the Indenture, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of each Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, on the Notes repurchased, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(9) NOTICE OF REDEMPTION. Notice of redemption shall be given in accordance with Section 3.03 of the Indenture and with the effect of notice of redemption is set forth in Section 3.04 of the Indenture.

(10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Registrar may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.
(11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(12) AMENDMENT, SUPPLEMENT AND WAIVER. The provisions of the Indenture governing amendment, supplement and waiver are set forth in Article 9 of the Indenture
(13) DEFAULTS AND REMEDIES. Events of Default and Remedies are set forth in Article 6 of the Indenture.
(14) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability. The waiver and release are part of the consideration for issuance of the Notes.
(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
(18) ISIN NUMBERS AND COMMON CODES. The Issuer has caused ISIN numbers and Common Codes to be printed on the Notes and the Trustee may use ISIN numbers and Common Codes in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
(19) GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE APPLICATION OF THE PROVISIONS OF ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, IS EXPRESSLY EXCLUDED.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Greif Luxembourg Finance S.C.A.
15, rue Jean-Pierre Kommes
L-6988 Hostert
Luxembourg
SCS: B-161823

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip Code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.
Date:

Your Signature:
Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: ____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the box: ☐
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
€_______________
Date:  _____

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: ____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
	Amount of decrease	Amount of increase	this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer of
Date of Exchange	of this Global Note	of this Global Note	decrease or increase	Trustee or Custodian

*	This Schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Greif Luxembourg Finance S.C.A.
15, rue Jean-Pierre Kommes
L-6988 Hostert
Luxembourg
SCS: B-161823
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Attention: Corporate Trust Administration
Re: Greif Luxembourg Finance S.C.A. Senior Notes
☐ 7.375% Senior Notes due 2021
Reference is hereby made to the Indenture, dated as of July 15, 2011 (the “Indenture”), among Greif Luxembourg Finance S.C.A., as Issuer, Greif, Inc., as Guarantor, The Bank of New York Mellon, as Trustee and Principal Paying Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Paying Agent in Luxembourg, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                        , (the “Transferor”) owns and proposes to transfer the Note[s] or beneficial interest in such Note[s] specified in Annex A hereto, in the principal amount of €                     (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and under the U.S. Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “Distributor” as defined in Rule 902 of Regulation S) and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream, Luxembourg. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and under the U.S. Securities Act.
3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to an Effective Registration Statement. The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the U.S. Securities Act and in compliance with the prospectus delivery requirements of the U.S. Securities Act.
(d) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the U.S. Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
4. ☐ Check if Transfer is to the Issuer or any of its Subsidiaries. The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:  _____

ANNEX A TO CERTIFICATE OF TRANSFER
1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (144A ISIN: XS0647108421, 144A Common Code: 064710842), or

(ii)	☐ Regulation S Global Note (Regulation S ISIN: XS0647108264, Regulation S Common Code: 064710826)

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (144A ISIN: XS0647108421, 144A Common Code: 064710842), or

(ii)	☐ Regulation S Global Note (Regulation S ISIN: XS0647108264, Regulation S Common Code: 064710826), or

(iii)	☐ Unrestricted Global Note (144A ISIN: [•], 144A Common Code: [•]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Greif Luxembourg Finance S.C.A.
15, rue Jean-Pierre Kommes
L-6988 Hostert
Luxembourg
SCS: B-161823
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Attention: Corporate Trust Administration
Re: Greif Luxembourg Finance S.C.A Senior Notes
☐ 7.375% Senior Notes due 2021
(144A Common Code: : 064710842; Regulation S Common Code: 064710826;
144A ISIN: XS0647108421; Regulation S ISIN: XS0647108264)
Reference is hereby made to the Indenture, dated as of July 15, 2011 (the “Indenture”), among Greif Luxembourg Finance S.C.A., as Issuer, Greif, Inc., as Guarantor, The Bank of New York Mellon, as Trustee and Principal Paying Agent, and The Bank of New York Mellon (Luxembourg) S.A., as Paying Agent in Luxembourg, Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                            , (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of €                      (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
[CHECK ALL THAT APPLY]
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the U.S. Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the U.S. Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the U.S. Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the U.S. Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF NOTATION OF GUARANTEE
For value received, the Guarantors (which term includes any successor Person under the Indenture) have unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 15, 2011 (the “Indenture”), among Greif Luxembourg Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of Luxembourg on June 29, 2011, with its registered office located at 15, rue Jean-Pierre Kommes, L-6988 Hostert, Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B-161823 (the “Issuer”), Greif, Inc. (the “Company”), each subsidiary guarantor from time to time party thereto (together with the Company, a “Guarantor” and, collectively, the “Guarantors”), The Bank of New York Mellon, as trustee (the “Trustee”) and principal paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as paying agent in Luxembourg, transfer agent and registrar, (a) the due and punctual payment of the principal of, premium, if any, Additional Amounts, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. [This Guarantee shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon the occurrence of either of the events set forth in Section 10.05 of the Indenture.]3

[GUARANTOR]
By:
Name:
Title:

[3]	To be included in Subsidiary Guarantee only.

D-1

EXHIBIT E
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20_____, among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Greif, Inc. (or its permitted successor), a Delaware corporation (the “Company”), Greif Luxembourg Finance S.C.A. (the “Issuer”), the Company and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 15, 2011 providing for the issuance of 7.375% Senior Notes due 2021 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.
3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
4. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

E-1

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Company and the Issuer.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     , 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

GREIF LUXEMBOURG FINANCE S.C.A.

For and on behalf of Greif Luxembourg Finance S.C.A.

By: Greif Luxembourg S.à r.l., its general partner Duly represented herein by [•], acting in his capacity as duly authorized proxy of Greif Luxembourg S.à r.l.

GREIF, INC.

By:

Name:
Title:

[EXISTING SUBSIDIARY GUARANTORS]

By:

Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee

By:

Authorized Signatory

E-2